                                                                  CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20459
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 4, 2001
                                                ----------------------------


                               CAMBREX CORPORATION

            (Exact name of Registrant as specified in its charter)


                                    DELAWARE

                (State or other jurisdiction of incorporation)

        1-10638                                            22-2476135
 ----------------------                                ------------------
(Commission File Number)                                 (IRS Employer
                                                       Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey           07073

(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:      (201) 804-3000




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                               CAMBREX CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT

                                NOVEMBER 30, 2001

ITEM 5. OTHER EVENTS

        On November 30, 2001, Cambrex Corporation announced a plan to realign its businesses in recognition of the Company's strategic emphasis on the growing opportunities in the life sciences industry.

        Effective January 1, 2002, the operating units that primarily produce specialty and fine chemicals, and animal health and agriculture products will be combined under a new subsidiary, Rutherford Chemicals, Inc. The chemical company will manage CasChem, Inc., Bayonne, NJ; Cosan Chemical Corporation, Carlstadt, NJ, and Heico Chemicals, Inc., Delaware Water Gap, PA; Nepera, Inc., Harriman, NY; Zeeland Chemicals, Inc., Zeeland, MI; and Seal Sands Chemicals Ltd., Teeside, UK.

        Dr. Keith Henderson, currently President, Cambrex Fine Chemicals will become President, Rutherford Chemicals. The new structure will result in a change in the operating segments for financial reporting purposes.

        The Company expects to take one-time charges in the fourth quarter to cover impaired assets, severance, and other costs related to the realignment. The combined one-time charges are estimated to be between $10-20 million, the majority of which are expected to be non-cash items.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits

            (99)      Additional exhibits
            (99) (a)  Press release dated November 30, 2001



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                                CAMBREX CORPORATION



                                                By: /s/ Salvatore J. Guccione
                                                    -------------------------
                                                    Salvatore J. Guccione
                                                    Senior Vice President and
                                                    Chief Financial Officer

Dated: December 4, 2001

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